Exhibit 5.2

March 4, 2022

Valaris Limited
Clarendon House, 2 Church Street
Hamilton Bermuda, HM 11

Re:	Valaris Limited Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Valaris Limited, an exempted company incorporated under the laws of Bermuda (the “Company”), and certain of its subsidiaries and affiliates listed on Annex A hereto (the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed sale from time to time pursuant to Rule 415 under the Securities Act by the selling securityholders named therein, together or separately, of:

(i)          the Company’s 8.25% Senior Secured First Lien Notes due 2028 (the “Debt Securities”), including the Debt Securities issued on April 30, 2021 (the “Initial Debt Securities”) and additional Debt Securities that may be issued if interest on the Debt Securities is paid-in-kind through maturity (the “PIK Debt Securities”); and

(ii)         guarantees of the Debt Securities by the Guarantors (the “Guarantees”).

The Debt Securities and the Guarantees are collectively referred to herein as the “Securities.” The Initial Debt Securities have been issued, and the PIK Debt Securities are to be issued, under an indenture, dated as of April 30, 2021, by and among the Company, the subsidiary guarantors party thereto and Wilmington Savings Fund Society, FSB, as collateral agent and trustee (the “Trustee”), as amended and supplemented by (i) that certain First Supplemental Indenture, dated as of July 6, 2021, among the Company, Alpha South Pacific Holding Company, an exempted company formed under the laws of the Cayman Islands, and the Trustee and (ii) that certain Second Supplemental Indenture, dated as of January 12, 2022, among the Company, Valaris United LLC, a Delaware limited liability company, and the Trustee (as so amended and supplemented, the “Indenture”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Indenture, forms of the Debt Securities and the Guarantees and such other documents, corporate records, certificates of officers of the Company, the Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

Valaris Limited

March 4, 2022

We have assumed without independent investigation that:

(i)          at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii)         at the Relevant Time, if applicable, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii)        all Securities will be issued and sold in the manner stated in the Registration Statement and, if applicable, the appropriate prospectus supplement; and

(iv)        at the Relevant Time, all corporate or other action required to be taken by the Company or any Guarantor to duly authorize each proposed issuance of PIK Debt Securities (including the Guarantees of such PIK Debt Securities) and any related documentation (including the execution, delivery and performance of the PIK Debt Securities and any related documentation referred to below) shall have been duly completed and shall remain in full force and effect.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that (i) the Initial Debt Securities are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and the Guarantees of such Initial Debt Securities are legal, valid and binding obligations of the Guarantors obligated thereon, enforceable against such Guarantors in accordance with their respective terms, and (ii) the PIK Debt Securities, when such PIK Debt Securities have been duly executed, delivered and authenticated in accordance with the terms of the Indenture, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and the Guarantees of such PIK Debt Securities will be legal, valid and binding obligations of the Guarantors obligated thereon, enforceable against such Guarantors in accordance with their respective terms.

Valaris Limited

March 4, 2022

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A.         We render no opinion herein as to matters involving the laws of any jurisdiction other than (i) the State of New York and the United States of America, (ii) the Texas Business Organizations Code and (iii) the Delaware General Corporation Law and the Delaware Limited Liability Company Act. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law and the Delaware Limited Liability Company Act as currently in effect and have made such inquiries as we consider necessary to render the opinions contained herein. Without limitation, we do not express any opinion regarding any Delaware contract law. This opinion is limited to the effect of the current state of the laws of the State of New York, the United States of America and, to the limited extent set forth above, the laws of the State of Delaware and the State of Texas and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.          In furtherance of the foregoing, we express no opinion with respect to matters under the laws of Bermuda, Singapore, Myanmar, Scotland, Ghana, Nevada, Luxembourg, Mexico, Malta, Australia, Saudi Arabia, Switzerland, Gibraltar, the Cayman Islands, British Virgin Islands, Brazil, Jersey, the Marshall Islands, the United Kingdom, England, Wales or Hong Kong, and to the extent such matters are necessary to the conclusions expressed herein, we have assumed such matters. Various matters under such laws are addressed in opinions of Conyers Dill & Pearman Limited with respect to Bermuda law, Allen & Gledhill LLP with respect to Singapore law, Allen & Gledhill (Myanmar) Co., Ltd. with respect to Myanmar law, Anderson Strathern LLP with respect to Scottish law, Bentsi-Enchill, Letsa & Ankomah with respect to Ghanian law, Brownstein Hyatt Farber Schreck, LLP with respect to Nevada law, Elvinger Hoss Prussen with respect to Luxembourg law, Galicia Abogados, S.C. with respect to Mexican law, Ganado Advocates with respect to Maltese law, Gilbert and Tobin with respect to Australia law, Hammad & Al-Mehdar with respect to Saudi law, Hombuger AG with respect to Swiss law, Isolas LLP with respect to Gibraltar law, Maples and Calder (Cayman) LLP with respect to Cayman law, Maples and Calder (BVI) LLP with respect to British Virgin Islands law, Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados with respect to Brazilian law, Mourant Ozannes (Jersey) LLP with respect to Jersey law, Seward & Kissel LLP with respect to Marshall Islands law, and Slaughter and May with respect to English and Hong Kong law, filed as exhibits to the Registration Statement.

C.          The opinions above with respect to the Indenture, the Debt Securities and the related Guarantees (collectively, the “Documents”) are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

Valaris Limited

March 4, 2022

D.          We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under the Indenture or any other Document of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the Indenture or any other Document of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any purported fraudulent transfer “savings” clause; (vi) any provision in any Document waiving the right to object to venue in any court; (vii) any agreement to submit to the jurisdiction of any Federal court; (viii) any waiver of the right to jury trial; or (ix) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

ANNEX A

Guarantors

Guarantor	Jurisdiction of Formation

Alpha Achiever Company	Cayman Islands
Alpha Admiral Company	Cayman Islands
Alpha Archer Company	Cayman Islands
Alpha Aurora Company	Cayman Islands
Alpha Offshore Drilling Services Company	Cayman Islands
Alpha Orca Company	Cayman Islands
Alpha South Pacific Holding Company	Cayman Islands
Atlantic Maritime Services LLC	Delaware
Atwood Australian Waters Drilling Pty Limited	Australia
Atwood Oceanics Australia Pty Limited	Australia
Atwood Oceanics Pacific Limited	Cayman Islands
Atwood Offshore Drilling Limited	Hong Kong
Atwood Offshore Worldwide Limited	Cayman Islands
ENSCO (Barbados) Limited	Cayman Islands
Ensco (Myanmar) Limited	Myanmar
ENSCO Arabia Co. Ltd.	Saudi Arabia
ENSCO Asia Company LLC	Texas
ENSCO Asia Pacific Pte. Limited	Singapore
Ensco Associates Company	Cayman Islands
ENSCO Australia Pty. Limited	Australia
ENSCO Capital Limited	Cayman Islands / United Kingdom
ENSCO Corporate Resources LLC	Delaware
Ensco Deepwater Drilling Limited	England and Wales (UK)
ENSCO Deepwater USA II LLC	Delaware
ENSCO Development Limited	Cayman Islands
Ensco do Brasil Petróleo e Gás Ltda.	Brazil
Ensco Drilling I Ltd.	Cayman Islands
ENSCO Drilling Mexico LLC	Delaware
Ensco Endeavors Limited	Cayman Islands / United Kingdom
ENSCO Global GmbH	Switzerland
Ensco Global II Ltd.	Cayman Islands
ENSCO Global Investments LP	England and Wales (UK)
Ensco Global IV Ltd	British Virgin Islands
ENSCO Global Limited	Cayman Islands / United Kingdom
ENSCO Global Resources Limited	England and Wales (UK)
Ensco Holdco Limited	England and Wales (UK)
ENSCO Holding Company	Delaware
Ensco Holdings I Ltd.	Cayman Islands
Ensco Incorporated	Texas
Ensco Intercontinental GmbH	Switzerland
ENSCO International Incorporated	Delaware
Ensco International Ltd.	British Virgin Islands / United Kingdom
ENSCO Investments LLC	Nevada / United Kingdom
Ensco Jersey Finance Limited	Jersey / United Kingdom
ENSCO Limited	Cayman Islands
Ensco Management Corp.	British Virgin Islands
ENSCO Maritime Limited	Bermuda
Ensco Mexico Services S.de R.L. de C.V.	Mexico
Ensco Ocean 2 Company	Cayman Islands
ENSCO Oceanics Company LLC	Delaware
ENSCO Oceanics International Company	Cayman Islands
ENSCO Offshore LLC	Delaware
ENSCO Offshore International Company	Cayman Islands
ENSCO Offshore International Holdings Limited	Cayman Islands / United Kingdom
ENSCO Offshore International Inc.	Marshall Islands
Ensco Offshore International LLC	Delaware

Ensco Offshore Petróleo e Gás Ltda.	Brazil
ENSCO Offshore U.K. Limited	England and Wales (UK)
ENSCO Overseas Limited	Cayman Islands
ENSCO Services Limited	England and Wales (UK)
Ensco Transcontinental II LP	England and Wales (UK)
Ensco Transnational I Limited	Cayman Islands
Ensco Transnational III Limited	Cayman Islands
ENSCO U.K. Limited	England and Wales (UK)
Ensco UK Drilling Limited	England and Wales (UK)
Ensco Universal Holdings I Ltd.	Cayman Islands / United Kingdom
Ensco Universal Holdings II Ltd.	Cayman Islands / United Kingdom
ENSCO Universal Limited	England and Wales (UK)
Ensco Vistas Limited	Cayman Islands
Ensco Worldwide GmbH	Switzerland
EnscoRowan Ghana Drilling Limited	Ghana
Great White Shark Limited	Gibraltar
Green Turtle Limited	Gibraltar
International Technical Services LLC	Delaware
Manatee Limited	Malta
Manta Ray Limited	Malta
Marine Blue Limited	Gibraltar
Offshore Drilling Services LLC	Delaware
Pacific Offshore Labor Company	Cayman Islands
Petroleum International Pte. Ltd.	Singapore
Pride Global II Ltd.	British Virgin Islands
Pride International LLC	Delaware
Pride International Management Co. LP	Texas
Ralph Coffman Cayman Limited	Cayman Islands
Ralph Coffman Limited	Gibraltar
Ralph Coffman Luxembourg S.à r.l.	Luxembourg
RCI International, Inc.	Cayman Islands
RD International Services Pte. Ltd.	Singapore
RDC Arabia Drilling, Inc.	Cayman Islands
RDC Holdings Luxembourg S.à r.l.	Luxembourg
RDC Malta Limited	Malta
RDC Offshore Luxembourg S.à r.l.	Luxembourg
RDC Offshore Malta Limited	Malta
RoCal Cayman Limited	Cayman Islands
Rowan 240C#3, Inc.	Cayman Islands
Rowan Companies Limited	England and Wales (UK)
Rowan Companies, LLC	Delaware
Rowan Drilling (Gibraltar) Limited	Gibraltar
Rowan Drilling (Trinidad) Limited	Cayman Islands
Rowan Drilling (U.K.) Limited	Scotland (UK)
Rowan Drilling Services Limited	Gibraltar
Rowan Financial Holdings S.à r.l.	Luxembourg
Rowan International Rig Holdings S.à r.l.	Luxembourg
Rowan Marine Services LLC	Texas
Rowan N-Class (Gibraltar) Limited	Gibraltar
Rowan No. 1 Limited	England and Wales (UK)
Rowan No. 2 Limited	England and Wales (UK)
Rowan Norway Limited	Gibraltar
Rowan Offshore (Gibraltar) Limited	Gibraltar
Rowan Offshore Luxembourg S.à r.l.	Luxembourg
Rowan Rigs S.à r.l.	Luxembourg
Rowan S. de R.L. de C.V.	Mexico
Rowan Services LLC	Delaware
Rowan US Holdings (Gibraltar) Limited	Gibraltar
Rowandrill, LLC	Texas
Valaris Holdco 1 Limited	Bermuda
Valaris Holdco 2 Limited	Bermuda
Valaris United LLC	Delaware